UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 16, 2007 (the “Closing Date”), Arcadia Resources, Inc. (the “Company”) closed on and completed its acquisition of all of the outstanding membership units (the “Units”) of PrairieStone Pharmacy, LLC (“PrairieStone”). The Purchase Agreement is described in the Company’s Current Report on Form 8-K filed on February 1, 2007 (the “Prior 8-K”), which is incorporated herein by this reference. See Exhibit 99.1. The selling members (“Sellers”) of PrairieStone are identified in Exhibit 99.2. No material relationship, other than in respect of the acquisition, existed between (1) any of the Sellers and (2) the Company; any of the Company’s affiliates, directors and officers; or any associate of any of the Company’s directors and officers.
     At closing, the Company issued to the Sellers eight (8) million shares of its common stock, valued at $17,304,000, as consideration for the purchase of the Units. Additional consideration may be payable in the future under the terms of the Purchase Agreement as described in the Prior 8-K. In addition, at closing the term loan obligation of PrairieStone owed to AmerisourceBergen Drug Corporation (“ABDC”) in the principal amount of $3,750,000 dollars was paid in full by the Company with 1,926,337 shares of Company stock. The number of shares of Company stock issued to ABDC in payment of the principal amount of the term loan was determined based upon a share price of $1.9467, which represented ninety percent (90%) of the value of the ten (10) day average closing price per share of Company stock prior to the Closing Date. Accrued and unpaid interest owed by PrairieStone to ABDC under the term loan was paid by PrairieStone in cash at closing.
     The Company and the Sellers entered into a Registration Rights Agreement which provides that the Company will file with the U.S. Securities and Exchange Commission, within a specified time frame, a registration statement to enable the resale by the Sellers of the 9,926,337 shares issued at closing together with any additional shares payable in the future, as described in the Prior 8-K.
     In conjunction with closing, PrairieStone closed on the sale of the assets of fifteen (15) retail pharmacies located within grocery stores owned and operated by Lunds, Inc. (“Lunds”) and Byerly’s, Inc. to Lunds, which transaction included execution of a five-year Management Services Agreement between Lunds and PrairieStone. The Company and PrairieStone entered into an exclusive supply agreement (the “Prime Vendor Agreement”) with ABDC for a term through September of 2010, which contains minimum volume purchase requirements and specified pricing levels.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On the Closing Date, in conjunction with the closing of the acquisition of PrairieStone described under Item 2.01, a $4.0 million revolving line of credit loan from ABDC to PrairieStone which had a $750,000 outstanding principal balance on the Closing Date was amended and restated by PrairieStone and ABDC (the “Amended and Restated Line of Credit”). The Amended and Restated Line of Credit is secured by an all assets security interest in the assets of Prairie Stone and Company subsidiaries Wellscripts, LLC and SSAC, LLC. The Amended and

Restated Line of Credit is guaranteed by the Company. Advances under the Amended and Restated Line of Credit are subject to, among other things, there being a sufficient level of collateral and PrairieStone achieving certain levels of EBITDA. See the Prior 8-K.
Item 3.02 Unregistered Sales of Equity Securities.
     The issuance of Company shares of common stock to the accredited investors in the acquisition described in Item 2.01 is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, as not involving a public offering. In addition to the shares issued at closing, the Company has reserved up to an additional 10,073,663 shares of its common stock to be paid to the Sellers if and when required by the Purchase Agreement, as described in the Prior 8-K. The transaction was made without general solicitation or advertising and was not underwritten. Each security certificate will bear a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred, or assigned in the absence of an effective registration statement or an opinion of the Company’s counsel that registration is not required under the Securities Act of 1933.
Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 21, 2007, the Board of Directors appointed Marvin R. Richardson, R.Ph., age 49, as the Company’s Chief Operating Officer, effective March 1, 2007. Mr. Richardson, who has over 30 years of retail pharmacy experience, will additionally continue as Chief Executive Officer of PrairieStone Pharmacy, LLC, a position he has held since founding PrairieStone in 2003. Prior to his involvement with PrairieStone, Mr. Richardson held management positions with Walgreens and RiteAid. Mr. Richardson is a 1980 graduate of Purdue University, where he earned his Bachelor of Science degree in Pharmacy. Mr. Richardson’s employment agreement provides for a base salary of $275,000 per year, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. Mr. Richardson’s employment continues until terminated. If his employment is ended by the Company without cause or by him for good reason, his base salary and benefits continue until the later of February 20, 2010 or twelve months after employment ends. Mr. Richardson is subject to a post-employment non-competition period as specified in his employment agreement. On February 21, 2007, Mr. Richardson was awarded from the Company’s 2006 Equity Incentive Plan 400,000 restricted shares of Company common stock, subject to vesting quarterly over four years and subject to forfeiture if his employment is ended by the Company for cause or by him without good reason.
     On February 21, 2007, the Board of Directors appointed Alan Lotvin, M.D., as the Company’s Chief Medical Officer. Dr. Lotvin, age 45, will continue as President and Chief Executive Officer of Care Clinic, Inc. (“CCI”), a majority-owned subsidiary of the Company, a position held since September 25, 2006. Before joining Care Clinic, Dr. Lotvin, a trained cardiologist, was President and Chief Operating Officer of M | C Communications, a leading U.S. provider of medical education. He also held numerous management positions during eight years with Medco Health Solutions, one of America’s largest prescription drug benefit managers. Dr. Lotvin received his Doctor of Medicine degree from the State University of New York-

Health Sciences Center at Brooklyn in 1986, and a Master of Arts in Medical Informatics from Columbia University in 1999. On February 21, 2007, Dr. Lotvin’s annual base salary as President and CEO of CCI was set at $275,000 per year, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. On February 21, 2007, he was awarded 150,000 restricted shares of the Company’s common stock from the 2006 Equity Incentive Plan, to vest annually over four years on the same terms as an additional 800,000 restricted shares of common stock previously awarded to him. Dr. Lotvin’s restricted shares are subject to forfeiture if his employment is ended by the Company for cause or by him without good reason, and are subject to accelerated vesting if there is a change in control of the Company or if the Company divests itself of a majority ownership interest in CCI, and are subject to accelerated vesting on a pro rata basis if the Company ends his employment without cause. Dr. Lotvin’s base salary will be continued for one year (six months before completion of the first year of employment) following termination of employment, if the Company ends his employment without cause or if he ends his employment for good reason. Under the employment agreement, Dr. Lotvin’s ownership of 54,900 restricted shares of CCI common stock is subject to vesting annually over two years, provided he is employed by CCI as of each vesting date. Dr. Lotvin is subject to a post-employment non-competition period as specified in his employment agreement.
     On February 21, 2007, Lawrence R. Kuhnert and the Company agreed that his employment and term as the Company’s President and Chief Operating Officer would end effective at the close of business on February 28, 2007. Mr. Kuhnert’s continued service on the Company’s Board of Directors is not affected, and his shares of Company common stock held under an escrow agreement dated May 7, 2004 are not affected. Under the separation agreement, Mr. Kuhnert will receive the severance compensation specified in his May 7, 2004 employment agreement, with the payment dates modified to begin September 1, 2007 and to be completed by March 1, 2008. In lieu of continued base salary and benefits through the remainder of his employment term and additional expense reimbursement, Mr. Kuhnert will be paid an additional $160,000 on September 1, 2007, as partial consideration for a release of claims. Mr. Kuhnert’s options to purchase three (3) million shares of Company stock per his May 7, 2004 stock option agreement vest on his termination of employment without cause or for good reason, and per the separation agreement will be exercisable on a cash or cashless basis from September 1, 2007 through February 29, 2008. The term in Mr. Kuhnert’s May 7, 2004 employment agreement providing for the payment of compensation in the event of a change in control has been reduced to provide for the payment of one year’s base salary if a change in control of the Company occurs before February 29, 2008. The Company and Mr. Kuhnert agreed to mutually release and indemnify one another, and Mr. Kuhnert may revoke the separation agreement as provided by law by giving the Company notice by the end of business on February 28, 2007.
     On February 21, 2007, the Board of Directors appointed John E. Elliott, II as the Company’s President, effective March 1, 2007. Mr. Elliott will additionally continue as the Company’s Chairman and CEO and as a director. He will receive no additional compensation as the Company’s President. Additional background information regarding Mr. Elliott is included in the Company’s Proxy Statement filed with the SEC on August 28, 2006 (Exhibit 99.3).

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment on or before May 4, 2007.
(b) Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment on or before May 4, 2007.
(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Limited Liability Company Ownership Interest Purchase Agreement previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Periodic Report on Form 10-Q filed on February 14, 2007 and incorporated herein by this reference (File No. 001-32935).

99.1	Current Report on Form 8-K previously filed with the Securities and Exchange Commission on February 1, 2007 and incorporated herein by this reference (File No. 001-32935).

99.2	Schedule of Sellers previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on February 1, 2007 and incorporated herein by this reference (File No. 001-32935).

99.3	Schedule 14A filed with the Securities and Exchange Commission on August 28, 2006 and incorporated herein by this reference (File No. 001-32935).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/s/ John E. Elliott, II

John E. Elliott, II
Its:	Chairman and Chief Executive Officer (Principal Executive Officer)
Dated: February 23, 2007